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                                                                     Exhibit ddd

            NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK
              OF TCW CONVERTIBLE SECURITIES FUND, INC. SUBSCRIBED
                     FOR UNDER PRIMARY SUBSCRIPTION AND THE
                          OVER-SUBSCRIPTION PRIVILEGE

          As set forth on pages 11, 12, and 13 of the Prospectus under "Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of the Fund's Common
Stock subscribed for under the Primary Subscription and the Over-Subscription
Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                              THE BANK OF NEW YORK
                   Attention: Tender and Exchange Department

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
By Mail:                               By Facsimile:            By Hand, Express Mail or
P.O. Box 11248                         (Telecopier):            Overnight Courier:
Church Street Station                  (212) 815-6213           101 Barclay Street
New York, New York                     Confirm by Telephone     Receive & Delivery Window
10286-1248                             (800) 507-9357           New York, New York 10286

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY


The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for (under both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (i) payment in full for all Subscribed Shares and (ii) a properly completed and signed copy of the Subscription Agreement, to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, (i) guarantees delivery to the Subscription Agent by the close of business (5:00 p.m., New York City time) on July 26, 2001 of (A) a properly completed and executed Subscription Certificate, and (B) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.
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____________________________________     _______________________________________
NUMBER OF SHARES ON PRIMARY              NUMBER OF SHARES ON OVER-
SUBSCRIPTION                             SUBSCRIPTION PRIVILEGE

____________________________________     _______________________________________
Name of Firm                             Authorized Signature

____________________________________     _______________________________________
Address                                  Title

____________________________________     _______________________________________
Zip Code                                 Name:  (Please Type or Print)

____________________________________     _______________________________________
Telephone Number                         Date